SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

AXIOM CORP.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consulting Agreement

On March 17, 2015, the Board of Directors of Axiom Corp., a Colorado corporation (the “Corporation”) ratified, confirmed and approved the entry into a consulting agreement (the “Consulting Agreement”) with Don Girotti (“Consultant”), through the Company’s wholly owned subsidiary PaperNuts Corporation, a company incorporated under the laws of the Province of Ontario, Canada. Pursuant to the Consulting Agreement, the Consultant shall provide consulting, design, manufacturing, assembly and testing services to the Company with respect to the Company’s machines and business at the remuneration as provided for in this Agreement for a term of 220 days. In exchange for Consultant’s services to the Corporation, the Corporation shall pay the Consultant a fee of $80.00 per hour for labour and the Consultant’s cost plus 15% for parts that the Consultant provides with respect to the Consulting Services to the Company, and it shall purchase from the Consultant the first one thousand (1000) industrial Papernut machines at a price to be determined by the Consultant and the Company acting in good faith and after testing and approval of the prototype to be agreed upon by the Consultant and the Company.

                The above description of the Consulting Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Consulting Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Consulting Agreement by and between Don Girotti and the Corporation dated March 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axiom Corp.

Dated: March 20, 2015                                                                      /s/ Tyler Pearson

By: Tyler Pearson

Its: Chief Executive Officer